Exhibit 99.1

SUNation Energy Names Scott Maskin Chief Executive Officer

Scott Maskin, CEO of SUNation Energy, Inc.

Pictured: Scott Maskin, the CEO of SUNation Energy, Inc. (NASDAQ: SUNE)

RONKONKOMA, N.Y., Dec. 10, 2024 (GLOBE NEWSWIRE) -- SUNation Energy Inc. (Nasdaq: SUNE) (“SUNation” or the “Company”), a leading provider of sustainable solar energy and backup power to households, businesses, municipalities, and for servicing existing systems, today announced that the Board of Directors has determined that its interim CEO, Scott Maskin, has been appointed as the permanent Chief Executive Officer of the Company, effective December 10, 2024. Mr. Maskin has served as Interim CEO since May 2024.

Mr. Maskin has more than 20 years of experience in the residential and commercial solar, battery storage, and photovoltaic service industries. He co-founded SUNation Energy in 2003, and is known for his commitment to the customer experience and for being a leader in the energy renewables field.

“Scott has time and time again proven himself to be a driving force in the renewables business, and the board was confident to have Scott to assume the role as SUNation Energy Inc.’s CEO on a permanent basis,” Roger H.D. Lacey, the Chairman of the Board of Directors for SUNation Energy, Inc., said.

“Scott is, and continues to be, a pioneer in the solar industry for nearly 22 years. As a master electrician, he understands the minute details of each solar installation as a well-regarded player throughout the entire solar industry,” Lacey added. “I am happy that Scott’s vision for the company can continue to press forward as we further build on the transformative momentum he established since May.”

Lacey noted that together with his management team, Maskin has reduced overhead and operating expenses, elevated corporate governance, restructured internal operations, and addressed weaknesses in the Company’s capital structure.

“I’m grateful to our board of directors and SUNation’s investors for their support over the past several months and for the confidence they have shown in my ability to lead the Company. I look forward to continuing to work with them and leading the effort every day to ensure that SUNation’s future is vibrant,” Maskin said. “When I took the helm as the interim CEO, I knew that my work was cut out for me, but with perseverance and hard work, we have better positioned the Company for future growth and success. The faith the Board is placing in me as the Company’s permanent CEO is both humbling and invigorating. This is an exciting time at SUNation and I am honored to be able to lead our talented team towards an exciting future.”

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Safe Harbor Statement

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:

Scott Maskin
Chief Executive Officer
+1 (631) 823-7131
smaskin@sunation.com

SUNE Investor Relations
+1 (952) 996-1674
IR@sunation.com

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